UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 25, 2009

WVS Financial Corp.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-22444	25-1710500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9001 Perry Highway, Pittsburgh, Pennsylvania	15237
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 364-1913

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 25, 2009, the Board of Directors of WVS Financial Corp. (the “Company”) adopted an amendment to Section 2.8 of the Company’s Bylaws to provide that the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or to receive payment of any dividend, shall be not more than 70 days and not less than 10 days prior to the date on which the particular action requiring such determination of stockholders is to be taken. Previously, the Bylaws provided that such record date should be not more than 50 days and not less than 10 days prior to the date of the particular action.

The Amended and Restated Bylaws, which are attached to this Current Report as Exhibit 3.1, are incorporated herein by reference. The description of the amendment is qualified in its entirety by reference to Section 2.8 of the Amended and Restated Bylaws.

Item 9.01	Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Not applicable

(d) The following exhibits are included with this Report:

Exhibit No.	Description
3.1	Amended and Restated Bylaws of WVS Financial Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WVS FINANCIAL CORP.

By:	/s/ David J. Bursic
Name:	David J. Bursic
Title:	President and Chief Executive Officer

Date: August 28, 2009

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